Exhibit 99.2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF
DIBOLL STATE BANCSHARES, INC.

DIBOLL STATE BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents:
Non-interest bearing	$23,666,373	$21,242,364
Interest bearing	28,699,876	53,248,060
Total cash and cash equivalents	52,366,249	74,490,424
Federal funds sold	—	3,500,000
Investment Securities:
Available-for-sale	265,828,008	257,801,688
Federal Home Loan Bank (FHLB) stock, at cost	393,500	368,700
Loans, less allowance for loan losses	634,662,062	615,144,893
Accrued interest receivable	3,440,659	3,324,762
Bank premises and equipment, net	14,752,132	15,568,653
Other real estate	263,400	35,000
Goodwill	7,334,165	7,334,165
Prepaid federal income tax	353,613	217,882
Deferred federal income tax	2,559,908	1,620,520
Other assets	1,985,877	2,243,700
Total assets	$983,939,573	$981,650,387
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$302,996,959	$286,731,856
Interest-bearing demand	346,000,253	367,955,093
Savings	91,341,079	85,723,868
Time	138,721,437	140,602,598
Total deposits	879,059,728	881,013,415
Accrued interest payable	107,558	106,508
Other liabilities	4,473,711	5,708,818
Total liabilities	883,640,997	886,828,741
Stockholders’ equity:
Common stock, par value $1; 1,000,000 shares authorized; 900,980 and 897,722 shares issued, respectively	900,980	897,722
Surplus	12,504,604	12,015,576
Retained earnings	92,510,085	85,906,535
Treasury stock, 57,313 and 57,013 shares at cost, respectively	(5,254,090)	(5,209,090)
Accumulated other comprehensive income (loss), net of tax	(363,003)	1,210,903
Total stockholders’ equity	100,298,576	94,821,646
Total liabilities and stockholders’ equity	$983,939,573	$981,650,387
The accompanying notes are an integral part of these consolidated financial statements.

DIBOLL STATE BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME

	Years Ended December 31,
	2016	2015
Interest income:
Interest and fees on loans	$32,349,062	$31,549,917
Interest on investment securities	4,626,742	4,207,457
Interest on federal funds sold and deposits in banks	203,223	99,922
Total interest income	37,179,027	35,857,296
Interest expense:
Interest on interest-bearing demand and savings accounts	326,799	305,191
Interest on time deposits	722,848	759,373
Total interest expense	1,049,647	1,064,564
Net interest income	36,129,380	34,792,732
Provision for loan losses	1,424,350	842,650
Net interest income after provision for loan losses	34,705,030	33,950,082
Other income:
Income from fiduciary activities	2,470,000	2,340,000
Service fees on deposits	3,930,492	4,004,534
Net realized gain (loss) on sale of available-for-sale securities	166,631	(502)
Gain on sale of equipment	—	115,365
Other income	4,658,353	4,021,906
Total other income	11,225,476	10,481,303
Other expenses:
Salaries and employee benefits	16,663,890	16,532,984
Occupancy and equipment	5,254,437	4,800,012
Advertising	179,301	176,008
ATM Processing	968,610	866,772
Directors' fees	228,325	230,909
Donations	197,008	211,835
Legal and professional	267,310	257,365
Postage and freight	527,772	526,036
Communication	487,262	525,866
Correspondent bank charges	144,991	124,845
Stationery and supplies	418,798	487,326
EDP software	248,220	197,270
FDIC insurance assessment	410,585	481,385
Other operating	2,410,194	2,149,687
Total other expenses	28,406,703	27,568,300
Income before federal income taxes	17,523,803	16,863,085
Federal income taxes	5,443,599	5,297,800
Net income	$12,080,204	$11,565,285
Net income per weighted average share of common stock	$14.34	$13.82
Weighted average shares outstanding	842,216	836,956
The accompanying notes are an integral part of these consolidated financial statements.

DIBOLL STATE BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF COMPRHENSIVE INCOME (LOSS)

	Years Ended December 31,
	2016	2015
Net income	$12,080,204	$11,565,285
Other comprehensive income, net of tax:
Unrealized gains (losses) on securities:
Change in net unrealized gains (losses) on securities available for sale, net of income taxes of $754,154 in 2016 and $(397,212) in 2015	(1,463,930)	(758,093)
Reclassification adjustment for gains realized net of income taxes of $56,655 in 2016 and $(170) in 2015	(109,976)	332
Other comprehensive loss	(1,573,906)	(757,761)
Comprehensive income	$10,506,298	$10,807,524
The accompanying notes are an integral part of these consolidated financial statements.

DIBOLL STATE BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

	Common Stock		Surplus	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Par Value
Balance at December 31, 2014	894,498	$894,498	$11,564,518	$81,058,732	$(4,989,290)	$1,968,664	$90,497,122
Net income	—	—	—	11,565,285	—	—	11,565,285
Other comprehensive income (loss)	—	—	—	—	—	(757,761)	(757,761)
Stock options exercised	3,224	3,224	349,628	—	—	—	352,852
Purchase of treasury stock	—	—	—	—	(219,800)	—	(219,800)
Stock-based compensation	—	—	101,430	—	—	—	101,430
Cash dividends declared	—	—	—	(6,717,482)	—	—	(6,717,482)
Balance at December 31, 2015	897,722	897,722	12,015,576	85,906,535	(5,209,090)	1,210,903	94,821,646
Net income	—	—	—	12,080,204	—	—	12,080,204
Other comprehensive income (loss)	—	—	—	—	—	(1,573,906)	(1,573,906)
Stock options exercised	3,258	3,258	360,350	—	—	—	363,608
Purchase of treasury stock	—	—	—	—	(45,000)	—	(45,000)
Stock-based compensation	—	—	128,678	—	—	—	128,678
Cash dividends declared	—	—	—	(5,476,654)	—	—	(5,476,654)
Balance at December 31, 2016	900,980	$900,980	$12,504,604	$92,510,085	$(5,254,090)	$(363,003)	$100,298,576

DIBOLL STATE BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
OPERATING ACTIVITIES:
Net income	$12,080,204	$11,565,285
Adjustments to reconcile net income to net cash provided by operations:
Amortization on investment securities, net	931,465	955,952
Provision for loan losses	1,424,350	842,650
Provision for ORE losses	—	14,066
FHLB stock dividends	(1,800)	(1,200)
Depreciation of bank premises and equipment	1,310,981	1,376,465
Amortization of software	267,577	267,892
(Gain) loss from sale of other real estate	(35,189)	3,997
Increase in deferred taxes excluding effect of accumulated comprehensive income	(144,036)	(44,646)
Net (gain) loss from sales of investment securities	(166,631)	502
Net gain from sales of premises and equipment	—	(115,365)
Stock-based compensation	128,678	101,430
Change in Assets/Liabilities:
Increase in accrued interest receivable	(115,897)	(88,319)
Increase in prepaid federal income tax	(135,731)	(186,909)
Decrease in other operating assets	67,953	227,557
Increase (decrease) in accrued interest payable	1,050	(11,584)
Increase in other liabilities	231,696	125,421
Net cash provided by operating activities	15,844,670	15,033,194
INVESTING ACTIVITIES:
Decrease in Federal funds sold	3,500,000	1,500,000
Proceeds from sales, maturities, and calls of investment securities available for sale	240,905,457	211,777,861
Purchases of investments available for sale	(252,065,869)	(249,819,839)
Purchases of investments - Limited partnership	—	(52,613)
Purchases of FHLB stock	(23,000)	(22,200)
Proceeds from sales of mortgage loans	25,054,461	20,250,485
Increase in loans, net of noncash transactions	(46,753,350)	(39,811,092)
Capital expenditures, net	(572,167)	(796,383)
Proceeds from sales of premises and equipment	—	150,001
Proceeds from sale of other real estate	564,159	219,502
Net cash used in investing activities	(29,390,309)	(56,604,278)
FINANCING ACTIVITIES:
Increase in noninterest-bearing demand accounts	16,265,103	13,040,236
(Decrease) increase in interest-bearing demand accounts	(21,954,840)	46,407,214
Increase in savings accounts	5,617,211	3,131,928
Decrease in time deposits	(1,881,161)	(7,583,703)
Proceeds from stock options exercised	363,608	352,852
Purchase of treasury stock	(45,000)	(219,800)
Payment of dividends	(6,943,457)	(5,033,996)
Net cash (used in) provided by financing activities	(8,578,536)	50,094,731

Net (decrease) increase in cash and cash equivalents	(22,124,175)	8,523,647
Cash and cash equivalents at beginning of period	74,490,424	65,966,777
Cash and cash equivalents at end of period	$52,366,249	$74,490,424

SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION:
Interest paid	$1,048,597	$1,076,148
Income tax paid	5,375,000	5,175,000
SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Decrease in unrealized holding gains and losses on securities available for sale	(2,377,856)	(1,154,973)
Decrease in deferred income tax on unrealized holding gains and losses on securities available for sale	803,950	397,212
Net decrease in loans from other real estate foreclosures and financing	757,370	103,046
Loan charge-offs	1,274,115	708,628
(Decrease) increase in dividends payable	(1,466,803)	1,683,486
The accompanying notes are an integral part of these consolidated financial statements.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Diboll State Bancshares, Inc. (“Diboll” or “the Company”), is a bank holding company headquartered in Diboll, Texas and owns all the outstanding capital stock of First Bank & Trust East Texas (“FB&T” or “the Bank”). The accounting and reporting policies of Diboll and the Bank conform to practices within the banking industry. The following is a description of the more significant of those policies.

Basis of Presentation:
Diboll and the Bank maintain its accounts on the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America (GAAP).

Nature of Operations:

Diboll, as a bank holding company, exists for the purpose of investing in banks. It is subject to regulation by the Federal Reserve System.

The Bank operates under a state bank charter, provides full banking services, and is subject to regulation by the Texas State Department of Banking and the Federal Deposit Insurance Corporation. The Bank generates commercial (including agricultural), mortgage and consumer loans and receives deposits from customers located primarily in the eastern region of Texas with seventeen branch locations: Lufkin (5), Diboll (1), Nacogdoches (1), Cleveland (1), Splendora (1), Jasper (2), San Augustine (1), Pineland (1), Hemphill (1), Tyler (1), Palestine (1) and Longview (1).

Additionally, the Bank maintains correspondent banking relationships and transacts daily federal fund sales on an unsecured basis with regional correspondent banks. Note 2 discusses the types of securities in which the Bank invests. Note 3 discusses the types of lending in which the Bank engages. The Bank does not have any significant concentrations to any one industry or customer.

Principles of Consolidation:

The consolidated financial statements and related notes include the accounts of Diboll and FB&T. In consolidation, all material intercompany transactions and balances have been eliminated.

Use of Estimates:

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of the allowances for losses on loans and foreclosed real estate, management may obtain independent appraisals for significant problem loans or properties.

The Bank's loans are generally secured by specific items of collateral including real property, consumer assets, and business assets. Although the loan portfolio is diversified, its debtors’ ability to honor their contracts is heavily dependent upon economic conditions in the service area. Accordingly, the ultimate collectability of a substantial portion of the Bank’s loan portfolio and the recovery of a substantial portion of the carrying amount of foreclosed real estate are susceptible to changes in local market conditions.

While management uses available information to recognize losses on loans, further reductions in the carrying amounts of loans may be necessary based on changes in the economic conditions in the service area. In addition, the regulatory agencies, as an integral part of their examination process, periodically review the estimated losses on loans. Such agencies may require the Bank to recognize additional losses based on their judgments about information available to them at the time of their

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

examination. Because of these factors, it is reasonably possible that the estimated losses on loans may change materially in the near term. However, the amount of the change that is reasonably possible cannot be estimated.

Cash and Cash Equivalents:

Cash and cash equivalents include cash sold and due from banks. Generally, the Bank considers all highly liquid instruments with original maturities of three months or less to be cash and cash equivalents. In monitoring credit risk associated with these uninsured deposits, the Bank periodically evaluates the stability of the correspondent financial institutions.

Investment Securities:

Professional standards require the Bank to recognize all financial derivatives on the balance sheet at fair value. At December 31, 2016 and 2015, the Bank had no derivative instruments.

Securities classified as held-to-maturity are those debt securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed using the interest method, over their contractual lives. At December 31, 2016 and 2015, the Bank had no investment securities categorized as held-to-maturity.

Securities classified as available-for-sale are equity securities with readily determinable fair values and those debt securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available-for-sale would be based on various factors, including significant movement in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. These securities are carried at estimated fair value based on information provided by a third party pricing service with any unrealized gains or losses excluded from net income and reported in accumulated other comprehensive income (loss), which is reported as a separate component of stockholders’ equity, net of the related deferred tax effect.

Securities held as trading assets are carried at fair value. At December 31, 2016 and 2015, the Bank had no investment securities categorized as trading.

Dividend and interest income, including amortization of premium and accretion of discount arising at acquisition, from all categories of investment securities are included in interest income in the consolidated statements of income.

Gains and losses realized on sales of investment securities, determined using the adjusted cost basis of the specific securities sold, are included in noninterest income in the consolidated statements of income. Additionally, declines in the estimated fair value of individual investment securities below their cost that are other-than-temporary are reflected as realized losses in the statements of income. Factors affecting the determination of whether an other-than-temporary impairment has occurred include a downgrading of the security by a rating agency, a significant deterioration in the financial condition of the issuer, or that management would not have the intent and ability to hold a security for a period of time sufficient to allow for any anticipated recovery in fair value.

Restricted Equity Securities:

Restricted stock is stock from the Federal Home Loan Bank of Dallas, which is restricted as to its marketability. Because no ready market exists for this stock and it has no quoted market value, it is carried at cost in the financial statements.

Loans:

The Bank grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by real estate loans throughout the eastern region of Texas. The ability of the Bank’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in the area.

Loans, with the exception of mortgage loans held for sale, are stated at the amount of unpaid principal and reduced by an allowance for loan losses.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Mortgage loans held for sale are recorded at the lower of cost or market. Gains and losses on sales are computed on the basis of specific identification.

Interest on loans is accrued by using the simple interest method on daily balances of the principal amount outstanding.

Loan origination and commitment fees are recognized as income when received. Direct loan origination costs are expensed when paid. Professional accounting standards require the net effect of loan origination and commitment fees and certain direct loan origination costs to be deferred and recognized over the life of the related loan as an adjustment of yield. The application of these standards would not have a material effect on the consolidated financial position or results of operations.

Included in the loans category are loans, which have been categorized by management as nonaccrual because collection of interest is doubtful. After a loan is placed on nonaccrual status, all interest previously accrued but not collected is reversed against current period interest income. Subsequent collections of interest payments on nonaccrual loans are recognized as interest income unless ultimate collectability of the loan is in doubt. Cash collections on loans where ultimate collectability remains in doubt are applied as reductions of the loan principal balance and no interest income is recognized until the principal balance has been collected.

Allowance for Loan Losses:

The allowance for loan losses reflects management’s judgment of probable loan losses inherent in the portfolio at the balance sheet date. The Bank uses a disciplined process and methodology to establish the allowance for loan losses each quarter. To determine the total allowance for loan losses, management estimates the reserves needed for each segment of the portfolio, including loans analyzed individually and loans analyzed on a pooled basis. The allowance for loan losses consists of amounts applicable to: (i) the real estate portfolio; (ii) the consumer and credit card portfolio, and (iii) the commercial portfolio. The classes within the commercial portfolio segments are commercial loans that are unsecured and secured by personal property. The classes within the real estate portfolio segment are residential mortgage, home equity, home improvement, and commercial real estate. The classes within the consumer and credit card portfolio segment include credit card, direct/indirect consumer and other consumer loans. Under this accounting guidance, the allowance is presented by portfolio segment.

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. The allowance is based on two basic principles of accounting: (i) FASB ASC 450, Contingencies, which requires that losses be accrued when they are probable of occurring and estimable and (ii) FASB ASC 310, Receivables, which requires that losses on impaired loans be accrued based on the differences between the loan balance and either the value of collateral, if such loans are considered to be collateral dependent and in the process of collection, or the present value of future cash flows, or the loan’s value as observable in the secondary market. A loan is considered impaired when, based on current information and events, the Bank has concerns about the ability to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

The Bank’s allowance for loan losses has three basic components: the specific allowance, the formula allowance and the pooled allowance. Each of these components is determined based upon estimates that can and do change when the actual events occur. As a result of the uncertainties inherent in the estimation process, management’s estimate of loan losses and the related allowance could change in the near term.

The specific allowance component is used to individually establish an allowance for loans identified for impairment testing. When impairment is identified, a specific reserve may be established based on the Bank’s calculation of the estimated loss embedded in the individual loan. Impairment testing includes consideration of the borrower’s overall financial condition, resources and payment record, support available from financial guarantors and the fair market value of collateral. These factors are combined

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to estimate the probability and severity of inherent losses. Large groups of smaller balance, homogeneous loans are collectively evaluated for impairment. Accordingly, the Bank does not separately evaluate individual consumer and residential loans for impairment.

The formula allowance component is used for estimating the loss on internally risk rated loans exclusive of those identified as impaired. The loans meeting the Bank’s internal criteria for classification, such as special mention, substandard, doubtful and loss, as well as specifically identified impaired loans, are segregated from performing loans within the portfolio. These internally classified loans are then grouped by loan type (commercial, commercial real estate, commercial construction, residential real estate, residential construction or installment). Each loan type is assigned an allowance factor based on management’s estimate of the associated risk, complexity and size of the individual loans within the particular loan category. Classified loans are assigned a higher allowance factor than non-classified loans due to management’s concerns regarding collectability or management’s knowledge of particular elements surrounding the borrower. Allowance factors increase with the worsening of the internal risk rating.

The pooled formula component is used to estimate the losses inherent in the pools of non-classified loans. These loans are then also segregated by loan type and allowance factors are assigned by management based on delinquencies, loss history, trends in volume and terms of loans, effects of changes in lending policy, the experience and depth of management, national and local economic trends, concentrations of credit, results of the loan review system and the effect of external factors (i.e. competition and regulatory requirements).

Allowance factors and overall size of the allowance may change from period to period based on management’s assessment of the above-described factors and the relative weights given to each factor. In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the Bank to make additions to the allowance for loan losses based on their judgments of collectability based on information available to them at the time of their examination.

Loans are placed into a nonaccruing status and classified as nonperforming when the principal or interest has been in default for a period of 90 days or more unless the obligation is well secured and in the process of collection. A debt is “well secured” if it is secured by (i) pledges of real or personal property, including securities, that have a realizable value sufficient to discharge the debt, (including accrued interest), in full, or (ii) the guarantee of a financially responsible party. A debt is “in the process of collection” if collection on the debt is proceeding in due course either through legal action, including judgment enforcement procedure, or, in appropriate circumstances, through collection efforts not involving legal action which are reasonably expected to result in repayment of the debt or in its restoration to a current status.

Loans classified as substandard or worse are considered for impairment testing. A substandard loan shows signs of continuing negative financial trends and unprofitability and therefore, is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. The borrower on such loans typically exhibits one or more of the following characteristics: financial ratios and profitability margins are well below industry average; a negative cash flow position exists; debt service capacity is insufficient to the service debt and an improvement in the cash flow position is unlikely within the next twelve months; secondary and tertiary means of debt repayment are weak. Loans classified as substandard are characterized by the probability that the Bank will not collect amounts due according to the contractual terms or sustain some loss if the deficiencies are not corrected.

Loss potential, while existing with respect to the aggregate amount of substandard (or worse) loans, does not have to exist in any individual assets classified as substandard. Such credits are also evaluated for nonaccrual status.

Impaired loans include loans that have been classified as substandard or worse. However, certain loans have been paying as agreed and have remained current, with some financial issues related to cash flow that have caused some concern as to the ability of the borrower to perform in accordance with the current loan terms but not to such an extent as to require the loan be put into a nonaccrual status. Cash receipts on impaired loans are recorded as interest income as received, unless the loan is in a nonaccrual status.

Loan Charge-Offs:

The Bank’s charge-off policy states after all collection efforts have been exhausted and the loan is deemed to be a

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

loss, it will be charged to the Bank’s established allowance for loan losses.

For consumer loans, the Bank generally fully or partially charges down to the fair value of collateral securing the asset when:

•	management judges the asset to be uncollectible;

•	repayment is deemed to be protracted beyond reasonable time frames;

•	the asset has been classified as a loss by either the Bank’s internal loan review process or external examiners;

•	the customer has filed bankruptcy and the loss becomes evident owing to a lack of assets; or

•	the loan is 180 days past due unless both well secured and in the process of collection.

The Bank’s charge-off policies by segment of the loan portfolio are as follows:

•	Real Estate - The Bank generally writes down to the net realizable value at foreclosure. Foreclosure proceedings commonly begin when the loan is 120 - 180 days past due.

•
Auto Loans - The Bank generally charges down to the net realizable value when the collateral is repossessed. Collateral repossession attempts typically begin when the loan is 120 days past due. The Bank fully charges the loan off when recovery of the collateral appears doubtful.

•	Unsecured Loans - The Bank generally charges off when the loan is 90 days past due.

•
Other Secured Loans - The Bank generally charges down to the net realizable value when the collateral is repossessed. Collateral repossession attempts typically begin when the loan is 120 days past due. The Bank fully charges the loan off when recovery of the collateral appears doubtful.

Troubled Debt Restructurings:

In situations where, for economic or legal reasons related to a customer’s financial difficulties, the Bank grants a concession for other than an insignificant period of time to the customer that the Bank would not otherwise consider, the related loan is classified as a troubled debt restructuring (TDR). The Bank strives to identify customers in financial difficulty early and work with them to modify to more affordable terms before their loan reaches nonaccrual status. These modified terms may include rate reductions, principal forgiveness, payment forbearance and other actions intended to minimize the economic loss and to avoid foreclosure or repossession of the collateral. In cases where the Bank grants the customer new terms that provide for a reduction of either interest or principal, the Bank measures any impairment on the restructuring as previously noted for impaired loans.

Bank Premises and Equipment:

Land is stated at cost. Other premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs that do not extend the life of bank premises and equipment are charged to expense.

Off-Balance Sheet Financial Instruments:

In the ordinary course of business the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

Goodwill and Other Intangibles:

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Bank conducts annual impairment test for goodwill if there is an event that would cause, or could cause impairment. If the reporting unit’s fair value is greater than its carrying amount, goodwill is not impaired and no loss is recognized. If the implied fair value of the reporting unit’s goodwill is less than the recorded amount, goodwill is considered impaired and the Bank must recognize a loss. Management concluded that there was no impairment for the years ended December 31, 2016 and 2015.

Other Real Estate:

Real estate properties acquired through or in lieu of loan foreclosure are initially recorded at the fair value less estimated selling cost at the date of foreclosure. Any write-downs based on the asset’s fair value at the date of acquisition are charged to the allowance for loan losses. After foreclosure, valuations are periodically performed by management and property held for sale is carried at the lower of the new cost basis or fair value less cost to sell. Impairment losses on property to be held and used are measured as the amount by which the carrying amount of a property exceeds its fair value. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as an increase to an allowance account and a charge to operations, if necessary, to reduce the carrying value of a property to the lower of its cost or fair value less cost to sell.

Income Taxes:

Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Uncertain Tax Positions:

FASB Codification Section 740 requires recognition, measurement and disclosure of uncertain tax positions. The Company does not have any uncertain tax positions that are deemed material, and did not recognize any adjustments for unrecognized tax benefits. The Company’s policy is to recognize interest and penalties on income taxes in other noninterest expense.

Transfers of Financial Assets:

The Bank accounts for transfers of financial assets in accordance with FASB ASC 860, Transfers and Servicing. Transfers of financial assets are accounted for as sales only when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Advertising:

Advertising costs are expensed when incurred.

Income from Fiduciary Activities:

Trust fees are recorded on the accrual basis.

Stock-Based Compensation:

Diboll has stock-based employee compensation plans, which are described more fully in Note 12, which provides for grants of incentive stock options. Professional standards require that all equity-based compensation, including grants of stock options, to employees be expensed based on the grant date fair value of the award. For awards with graded vesting schedules, Diboll uses the straight-line method of attributing the value of stock-based compensation expense based on the

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

applicable vesting schedule.

Net Income Per Share of Common Stock:

Net income per share of common stock is computed by dividing net income by the weighted average number of shares of common stock outstanding during the period.

Federal Deposit Insurance Corporation Improvement Act (FDICIA):

The Bank’s total assets exceeded $500 million at December 31, 2016 and 2015, which require it to be under the reporting provisions of FDICIA. FDICIA requires the submission of an annual report on financial statements prepared in conformity with generally accepted accounting principles. The annual report and the independent auditor’s report are required to be made available to the public.

Comprehensive Income:

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the stockholders’ equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

Segment Reporting:

FASB ASC 280, Segment Reporting, encourages nonpublic entities to report selected information about operating segments in its financial statements issued to its shareholders. Based on the analysis performed by the Company, management has determined that the Company only has one operating segment, which is commercial banking. The chief operating decision-makers use consolidated results to make operating and strategic decisions, and therefore, are not required to disclose any additional segment information.

Reclassifications:
Certain reclassifications have been made to the prior period’s financial statements in order to conform to the classifications used for the current year.

NOTE 2 - INVESTMENT SECURITIES

The amortized cost and fair values of investment securities available-for-sale at December 31, 2016 were:

		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAIN	LOSSES	VALUE
Obligations of U. S. government agencies	$167,460,234	$347,539	$(1,561,002)	$166,246,771
Obligations of states and political subdivisions	86,745,151	1,501,019	(1,015,061)	87,231,109
Mortgage-backed and other securities	12,006,855	246,088	(68,589)	12,184,354
Limited partnership	165,774	—	—	165,774
	$266,378,014	$2,094,646	$(2,644,652)	$265,828,008

The net of the above gross unrealized gains of $2,094,646 and gross unrealized losses of $(2,644,652) for available-for-sale securities, net of federal income taxes, is included in accumulated other comprehensive income at December 31, 2016.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amortized cost and fair values of investment securities available for sale at December 31, 2015 were:

		GROSS	GROSS
	AMORTIZED	UNREALIZED	UNREALIZED	FAIR
	COST	GAIN	LOSSES	VALUE
Obligations of U. S. government agencies	$156,360,781	$396,552	$(560,290)	$156,197,043
Obligations of states and political subdivisions	88,057,863	1,968,040	(341,263)	89,684,640
Mortgage-backed and other securities	11,354,081	397,481	(32,670)	11,718,892
Limited partnership	201,113	—	—	201,113
	$255,973,838	$2,762,073	$(934,223)	$257,801,688

The net of the above gross unrealized gains of $2,762,073 and gross unrealized losses of $(934,223) for available for sale securities, net of federal income taxes, is included in accumulated other comprehensive income at December 31, 2015.

The amortized cost and fair values of investment securities available-for-sale at December 31, 2016, by expected maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	SECURITIES AVAILABLE
	FOR SALE
	AMORTIZED	FAIR
	COST	VALUE
Due in one year or less	$29,759,331	$29,775,675
Due after one year but less than five years	159,297,308	158,639,659
Due after five years but less than ten years	55,197,572	55,281,927
Due after ten years	9,951,174	9,780,619
	254,205,385	253,477,880
Mortgage-backed and other securities	12,172,629	12,350,128
	$266,378,014	$265,828,008

Proceeds from sales of investment securities available for sale were $4,148,482 and $4,628,400 during 2016 and 2015, respectively. Gross realized gains amounted to $169,014 and $1,403 and gross realized (losses) amounted to $(2,383) and $(1,905) on available for sale securities in 2016 and 2015, respectively.

Investment securities with an amortized cost of approximately $142,780,000 and $157,749,000 and a fair value of approximately $142,830,000 and $158,593,000 at December 31, 2016 and 2015, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.

Professional standards require the assessment of “Other-than-Temporary Impairment” regarding debt and equity securities classified as available-for-sale or held to maturity and equity investments accounted for using the cost method. Information pertaining to securities with gross unrealized losses at December 31, 2016 and 2015 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	LESS THAN 12 MONTHS		12 MONTHS OR GREATER		TOTAL
	FAIR VALUE	UNREALIZED LOSSES	FAIR VALUE	UNREALIZED LOSSES	FAIR VALUE	UNREALIZED LOSSES
Description of Securities December 31, 2016:
Obligations of U.S. government agencies	$101,459,625	$1,561,002	$—	$—	$101,459,625	$1,561,002
Obligations of states and political subdivisions	38,445,976	802,330	8,984,550	212,731	47,430,526	1,015,061
Mortgage-backed and other securities	6,074,995	67,471	197,830	1,118	6,272,825	68,589
Total temporarily impaired securities	$145,980,596	$2,430,803	$9,182,380	$213,849	$155,162,976	$2,644,652
Description of Securities December 31, 2015:
Obligations of U.S. government agencies	$75,374,115	$556,239	$497,145	$4,051	$75,871,260	$560,290
Obligations of states and political subdivisions	11,298,807	134,530	11,144,477	206,733	22,443,284	341,263
Mortgage-backed and other securities	1,893,239	32,445	267,656	225	2,160,895	32,670
Total temporarily impaired securities	$88,566,161	$723,214	$11,909,278	$211,009	$100,475,439	$934,223

Management evaluates securities for other-than-temporary impairment on a periodic basis. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Debt securities with unrealized losses have depreciated 1.70% and 0.92% from the Bank’s amortized cost basis at December 31, 2016 and 2015, respectively. These securities are guaranteed by either the U.S. Government agencies thereof or municipalities. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

NOTE 3 - LOANS AND ALLOWANCE FOR LOAN LOSSES

Outstanding Loans:

The table below presents total outstanding loans and an aging analysis at December 31, 2016 and 2015:

	DECEMBER 31,
	2016
				TOTAL
		90 DAYS	TOTAL	CURRENT OR
	30-89	OR MORE	PAST DUE	LESS THAN	TOTAL
	DAYS	PAST	30 DAYS	30 DAYS	OUT-
	PAST DUE	DUE	OR MORE	PAST DUE	STANDING
Real Estate:
Residential construction	$306,900	$—	$306,900	$12,744,122	$13,051,022
Commercial construction	—	—	—	18,378,569	18,378,569
Farm real estate	272,572	—	272,572	8,501,557	8,774,129
1-4 family residential	3,317,981	1,481,138	4,799,119	153,111,371	157,910,490
Unimproved property	63,188	245,558	308,746	40,348,338	40,657,084
5 plus family residential	—	—	—	651,324	651,324
Commercial real estate	623,030	2,117,511	2,740,541	198,992,471	201,733,012
Nonprofit real estate	—	86,171	86,171	5,236,887	5,323,058
Home improvement	51,636	34,838	86,474	3,964,201	4,050,675
TOTAL REAL ESTATE	4,635,307	3,965,216	8,600,523	441,928,840	450,529,363
Consumer:
Automobile	434,095	114,012	548,107	14,022,338	14,570,445
Consumer goods	—	—	—	18,782	18,782
Dealer	12,228	—	12,228	452,008	464,236
Farm - Personal	—	—	—	320,792	320,792
Home equity	634,085	255,366	889,451	33,663,237	34,552,688
Home improvement	5,173	—	5,173	190,545	195,718
Home equity line of credit	—	—	—	105,885	105,885
Line of credit	—	—	—	939,032	939,032
Mobile home	43,436	24,159	67,595	784,003	851,598
Recreational vehicle	150,857	95,265	246,122	7,344,767	7,590,889
Secured	757,887	284,773	1,042,660	16,957,077	17,999,737
Stocks/bonds	27,048	—	27,048	121,334	148,382
Savings/CD	7,745	—	7,745	7,946,139	7,953,884
Unsecured	114,438	23,403	137,841	6,156,489	6,294,330
Other consumer (overdrafts)	—	—	—	323,660	323,660
TOTAL CONSUMER	2,186,992	796,978	2,983,970	89,346,088	92,330,058
Commercial:
Automobile	19,654	3,006	22,660	2,934,458	2,957,118
Farm - Livestock	14,796	—	14,796	4,209,800	4,224,596
Line of credit	7,264	—	7,264	35,816,348	35,823,612
Nonprofit loans - Non R/E	—	—	—	529,164	529,164
Nontaxable	—	—	—	473,852	473,852
Unsecured	—	55,918	55,918	1,414,915	1,470,833
Secured	276,033	142,790	418,823	51,332,484	51,751,307
Stocks/bonds	—	—	—	1,024,747	1,024,747
Dealer	—	—	—	53,512	53,512
TOTAL COMMERCIAL	317,747	201,714	519,461	97,789,280	98,308,741
Late charges and clearing account				1,124,640	1,124,640
TOTAL LOANS	$7,140,046	$4,963,908	$12,103,954	$630,188,848	642,292,802
Allowance for credit losses					(7,630,740)
NET LOANS					$634,662,062

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	DECEMBER 31,
	2015
				TOTAL
		90 DAYS	TOTAL	CURRENT OR
	30-89	OR MORE	PAST DUE	LESS THAN	TOTAL
	DAYS	PAST	30 DAYS	30 DAYS	OUT-
	PAST DUE	DUE	OR MORE	PAST DUE	STANDING
Real Estate:
Residential construction	$—	$—	$—	$11,372,234	$11,372,234
Commercial construction	—	—	—	14,337,477	14,337,477
Farm real estate	246,245	—	246,245	10,246,609	10,492,854
1-4 family residential	3,262,856	953,640	4,216,496	140,225,974	144,442,470
Unimproved property	4,300	54,178	58,478	35,319,731	35,378,209
5 plus family residential	—	—	—	717,569	717,569
Commercial real estate	2,601,797	1,901,506	4,503,303	196,343,540	200,846,843
Nonprofit real estate	86,171	—	86,171	5,286,714	5,372,885
Home improvement	34,255	5,656	39,911	3,253,128	3,293,039
TOTAL REAL ESTATE	6,235,624	2,914,980	9,150,604	417,102,976	426,253,580
Consumer and Credit Card:
Credit card	24,971	6,468	31,439	1,644,127	1,675,566
Automobile	456,221	50,066	506,287	16,819,505	17,325,792
Consumer goods	8,744	—	8,744	58,551	67,295
Dealer	15,379	—	15,379	706,839	722,218
Farm - Personal	—	—	—	351,060	351,060
Home equity	617,067	402,098	1,019,165	32,066,254	33,085,419
Home improvement	6,594	10,992	17,586	246,125	263,711
Home equity line of credit	—	—	—	194,943	194,943
Line of credit	—	—	—	538,800	538,800
Mobile home	15,426	33,788	49,214	978,436	1,027,650
Recreational vehicle	191,993	—	191,993	7,327,675	7,519,668
Secured	655,922	326,050	981,972	18,057,335	19,039,307
Stocks/bonds	—	—	—	54,025	54,025
Savings/CD	213,179	—	213,179	8,628,538	8,841,717
Unsecured	74,917	30,602	105,519	5,602,787	5,708,306
Credit card charge off	—	—	—	—	—
Other consumer (overdrafts)	—	—	—	314,631	314,631
TOTAL CONSUMER	2,280,413	860,064	3,140,477	93,589,631	96,730,108
Commercial:
Automobile	21,267	—	21,267	2,957,319	2,978,586
Farm - Livestock	169,860	4,465	174,325	4,449,946	4,624,271
Line of credit	27,600	57,100	84,700	30,750,832	30,835,532
Nonprofit loans - Non R/E	—	—	—	690,316	690,316
Nontaxable	—	—	—	565,912	565,912
Unsecured	97,455	—	97,455	1,866,524	1,963,979
Secured	462,173	200,781	662,954	51,994,863	52,657,817
Stocks/bonds	—	—	—	1,181,144	1,181,144
Dealer	—	—	—	137,829	137,829
TOTAL COMMERCIAL	778,355	262,346	1,040,701	94,594,685	95,635,386
Late charges, participations sold and clearing account				3,898,413	3,898,413
TOTAL LOANS	$9,294,392	$4,037,390	$13,331,782	$609,185,705	622,517,487
Allowance for credit losses					(7,372,594)
NET LOANS					$615,144,893

The Bank’s goal is to mitigate risks from an unforeseen threat to the loan portfolio as a result of an economic downturn or other negative influences. Plans that aid in mitigating these potential risks in managing the loan portfolio include: enforcing loan policies and procedures, evaluating the borrower’s business plan through the life of the loan, identifying and monitoring primary and alternative sources of repayment, and obtaining adequate collateral to mitigate loss in the event of liquidation. Specific reserves

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

are established based upon credit and/or collateral risks on an individual loan basis. A risk rating system is used to estimate potential loss exposure and to provide a measuring system for setting general and specific reserve allocations.

As of December 31, 2016, the real estate loan portfolio constituted 70% of the total loan portfolio. This can be broken down further into the following categories: 5% construction and land development, 32% commercial real estate and 25% residential real estate loans, as a percent of total loans.

The Bank’s construction and land development loans are secured by real property where the loan funds will be used to acquire land and to construct or improve appropriately zoned real property for the creation of income producing or owner occupied commercial properties. Borrowers are generally required to put equity into the project at levels determined by the loan committee and usually are underwritten with a maximum term of 24 months.

Commercial real estate loans are secured by improved real property which is generating income in the normal course of business. Debt service coverage, assuming stabilized occupancy, must be satisfied to support a permanent loan. The debt service coverage ratio is ordinarily at 1.20 to 1.00. These loans are generally underwritten with a maturity not greater than 10 years or the remaining useful life of the property, whichever is lower. The preferred repricing is between 5 to 7 years, with amortization to a maximum of 25 years.

Residential real estate loans are secured by the improved real property of the borrower and are usually underwritten with a term of 1 to 5 years fixed, then variable with amortization to a maximum of 30 years.

The Company also makes commercial and industrial loans for a variety of purposes, which include working capital, equipment and accounts receivable financing. This category represents about 15% of the loan portfolio at December 31, 2016. Loans in this category generally carry a variable interest rate. Commercial loans meet reasonable underwriting standards, including appropriate collateral and cash flow necessary to support debt service. Personal guarantees are generally required, but may be limited.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Nonaccrual Loans:

The table below includes the Company’s nonaccrual loans, including nonperforming troubled debt restructures, and loans past due 90 days or more at December 31, 2016 and 2015:

	NONACCRUAL LOANS		ACCRUING PAST DUE
	AND LEASES		90 DAYS OR MORE
	December 31,		December 31,
	2016	2015	2016	2015
Real Estate:
Residential construction	$—	$—	$—	$—
Commercial construction	—	—	—	—
Farm real estate	—	—	—	—
1-4 family residential	1,076,474	688,403	445,535	556,932
Unimproved property	196,330	54,178	49,228	—
5 plus family residential	—	—	—	—
Commercial real estate	2,583,997	2,522,829	245,606	101,865
Nonprofit real estate	86,171	5,656	—	—
Home improvement	34,837	—	—	—
TOTAL REAL ESTATE	3,977,809	3,271,066	740,369	658,797
Consumer and Credit Card:
Credit card	—	—	—	6,468
Automobile	48,423	60,453	68,076	19,408
Consumer goods	—	—	—	—
Dealer	6,781	—	—	—
Farm - Personal	—	—	—	—
Home equity	110,655	287,057	236,908	142,787
Home equity line of credit	—	—	—	—
Line of credit	—	—	—	—
Mobile home	24,159	—	—	33,788
Home improvement	—	10,992	—	—
Recreational vehicle	5,958	—	89,307	—
Secured	227,237	266,022	78,122	68,862
Stock/bonds	—	—	—	—
Savings/CD	—	—	—	—
Unsecured	53,287	58,964	21,149	28,521
Other consumer (overdrafts)	—	—	—	—
TOTAL CONSUMER	476,500	683,488	493,562	299,834
Commercial:
Automobile	3,006	—	—	—
Farm - Livestock	—	4,465	—	—
Line of credit	—	—	—	57,100
Nonprofit loans - Non R/E	—	—	—	—
Non taxable	—	—	—	—
Unsecured	349,441	389,778	55,918	—
Secured	173,390	182,316	19,684	78,277
Stocks/bonds	—	—	—	—
Letter of credit	—	—	—	—
Dealer	—	—	—	—
TOTAL COMMERCIAL	525,837	576,559	75,602	135,377
TOTAL	$4,980,146	$4,531,113	$1,309,533	$1,094,008

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Credit Quality Indicators:

The Company monitors credit quality within its three segments based on primary credit quality indicators. The Company’s loans are evaluated using the pass rated or reservable criticized as the primary credit quality indicator. The term reservable criticized refers to those loans that are internally classified or listed by the Company as substandard, doubtful, or loss. These assets pose an elevated risk and may have a high probability of default or total loss. Pass rated refers to all loans not considered reservable criticized.

Internally assigned grade:

Listed in the following table as Pass:

Pass - loans in this category have strong asset quality and liquidity along with a multi-year track record of profitability.

Special mention - loans in this category are currently protected but are potentially weak. The credit risk may be relatively minor, yet constitute an increased risk in light of the circumstances surrounding a specific loan.

Listed in the following table as Reservable Criticized:

Substandard - loans in this category show signs of continuing negative financial trends and unprofitability at various times, and therefore, are inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any.

Doubtful - loans in this category are illiquid and highly leveraged, have negative net worth, cash flow, and continuing trend serious losses. The possibility of loss is extremely high, but because of certain important and reasonably specific pending factors which may work to the advantage and strengthening of the asset, its classification as loss is deferred until its more exact status may be determined.

Loss - loans in this category are considered uncollectible and of such little value that their continuance as bankable loans is not warranted. This classification does not mean that the loan has no recovery value, but that it is not practical to defer writing it off, even though partial recovery may be affected in the future. Such credits should be recommended for charge-off.

The information for each of the credit quality indicators is updated on a quarterly basis in conjunction with the determination of the adequacy of the allowance for loan losses.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table indicates the risk rating of loans by category:

	RISK RATING

	December 31, 2016		December 31, 2015
		RESERVABLE		RESERVABLE
	PASS	CRITICIZED	PASS	CRITICIZED
Real Estate:
Residential construction	$13,051,022	$—	$17,333,467	$57,002
Commercial construction	18,378,569	—	14,337,477	—
Farm real estate	8,762,933	11,196	10,492,854	—
1-4 family residential	153,252,675	4,657,815	134,752,972	3,671,263
Unimproved property	40,297,295	359,789	35,062,796	315,413
5 plus family residential	651,324	—	717,569	—
Commercial real estate	192,994,912	8,738,100	194,218,066	6,628,776
Nonprofit real estate	5,236,887	86,171	5,372,885	—
Home improvement	4,015,837	34,838	3,251,555	41,485
TOTAL REAL ESTATE	436,641,454	13,887,909	415,539,641	10,713,939
Consumer and Credit Card:
Credit card	—	—	1,675,566	—
Automobile	14,104,137	466,308	16,790,649	535,143
Consumer goods	18,782	—	58,551	8,744
Dealer	444,170	20,066	711,325	10,893
Farm - Personal	320,792	—	351,060	—
Home equity	33,811,737	740,951	32,296,474	788,945
Home improvement	195,718	—	252,719	10,992
Home equity line of credit	105,885	—	194,943	—
Line of credit	939,032	—	538,800	—
Mobile home	767,874	83,724	967,294	60,357
Recreational vehicle	7,305,779	285,110	7,434,082	85,585
Secured	17,221,229	778,508	18,358,522	680,785
Stocks/bonds	148,382	—	54,025	—
Savings/CD	7,953,884	—	8,841,717	—
Unsecured	6,159,318	135,012	5,549,413	158,892
Other consumer (overdrafts)	323,660	—	314,631	—
TOTAL CONSUMER	89,820,379	2,509,679	94,389,771	2,340,336
Commercial:
Automobile	2,954,112	3,006	2,960,700	17,886
Farm - Livestock	4,222,646	1,950	4,615,709	8,562
Line of credit	34,892,510	931,102	30,701,714	133,818
Nonprofit loans - Non R/E	529,164	—	690,316	—
Nontaxable	473,852	—	565,912	—
Unsecured	1,038,892	431,941	1,571,243	392,736
Secured	50,861,559	889,748	51,742,621	915,196
Stocks/bonds	1,024,747	—	1,181,144	—
Dealer	53,512	—	120,845	16,985
TOTAL COMMERCIAL	96,050,994	2,257,747	94,150,204	1,485,183
Late charges, participations sold and clearing accounts	1,124,640	—	3,898,413	—
TOTAL	$623,637,467	$18,655,335	$607,978,029	$14,539,458

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Impaired Loans and Troubled Debt Restructurings:

A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due from the borrower in accordance with the contractual terms of the loan.

Impaired loans were as follows on December 31:

	December 31, 2016
	UNPAID			AVERAGE
	PRINCIPAL	CARRYING	RELATED	CARRYING
	BALANCE	VALUE	ALLOWANCE	AMOUNT
With an Allowance Recorded:
Real estate	$3,615,000	$3,270,000	$345,000	$1,959,000
Commercial	502,000	33,000	469,000	25,000
Consumer	182,000	55,000	127,000	43,500
Total	$4,299,000	$3,358,000	$941,000	$2,027,500

	December 31, 2015
	UNPAID			AVERAGE
	PRINCIPAL	CARRYING	RELATED	CARRYING
	BALANCE	VALUE	ALLOWANCE	AMOUNT
With an Allowance Recorded:
Real estate	$723,000	$648,000	$75,000	$324,000
Commercial	420,000	17,000	403,000	233,000
Consumer	137,000	32,000	105,000	49,000
Total	$1,280,000	$697,000	$583,000	$606,000

Information on troubled debt restructurings for the year ended December 31, 2016 is as follows:

	December 31, 2016
		PRE-MODIFICATION	POST-MODIFICATION
		OUTSTANDING	OUTSTANDING
	NUMBER OF	RECORDED	RECORDED
	CONTRACTS	INVESTMENT	INVESTMENT
Trouble Debt Restructuring:
Commercial	1	$1,799,281	$1,799,281
		$1,799,281	$1,799,281

The troubled debt restructured loan shown above was modified during 2016 with the following terms:

The loan originally had an adjustable interest rate that has been modified to a fixed rate due to the borrower filing bankruptcy.

There were no loans as of December 31, 2016 that had been modified as troubled debt restructuring during the year and subsequently re-defaulted.

At December 31, 2016, there is no commitment to lend additional funds to a borrower whose loan terms have been modified in a trouble debt restructuring.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Allowance for Credit Losses:

The table below summarizes the changes in the allowance for credit losses for 2016 and 2015:

	December 31, 2016
		REAL		TOTAL
	COMMERCIAL	ESTATE	CONSUMER	ALLOWANCE
Allowance for loan and lease losses January 1	$1,483,465	$4,434,601	$1,454,528	$7,372,594
Loans and leases charged off	(240,363)	(104,508)	(929,244)	(1,274,115)
Recoveries of loans and leases previously charged off	4,682	20,463	82,766	107,911
NET CHARGE OFFS	(235,681)	(84,045)	(846,478)	(1,166,204)
Provision for loan and lease losses	251,073	432,026	741,252	1,424,350
ALLOWANCE FOR LOAN AND LEASE LOSSES DECEMBER 31	$1,498,857	$4,782,582	$1,349,301	$7,630,740

	December 31, 2015
		REAL	CONSUMER AND	TOTAL
	COMMERCIAL	ESTATE	CREDIT CARDS	ALLOWANCE
Allowance for loan and lease losses January 1	$1,558,380	$4,152,566	$1,382,422	$7,093,367
Loans and leases charged off	(12,420)	(28,942)	(667,266)	(708,628)
Recoveries of loans and leases previously charged off	19,229	45,156	80,820	145,205
NET CHARGE OFFS	6,809	16,214	(586,446)	(563,423)
Provision for loan and lease losses	(81,723)	265,821	658,552	842,650
ALLOWANCE FOR LOAN AND LEASE LOSSES DECEMBER 31	$1,483,465	$4,434,601	$1,454,528	$7,372,594

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The table below represents the allowance and the carrying value of outstanding loans and leases by portfolio segment at December 31, 2016 and 2015.

	December 31, 2016
		REAL	CONSUMER AND
	COMMERCIAL	ESTATE	CREDIT CARDS	TOTAL
Impaired Loans and Troubled Debt Restructurings:
Allowance for loans and lease losses	$469,000	$345,000	$127,000	$941,000
Unpaid principal	$502,000	$3,615,000	$182,000	$4,299,000
Allowance as a percentage of unpaid principal	93.43%	9.54%	69.78%	21.89%
Collectively Evaluated for Impairment:
Allowance for loans and lease losses	$1,029,857	$4,437,582	$1,222,301	$6,689,740
Unpaid principal	$97,806,740	$446,914,364	$92,148,057	$636,869,161
Allowance as a percentage of unpaid principal	1.05%	0.99%	1.33%	1.05%
Total:
Allowance for loans and lease losses	$1,498,857	$4,782,582	$1,349,301	$7,630,740
Unpaid principal	$98,308,740	$450,529,364	$92,330,057	$641,168,161
Allowance as a percentage of unpaid principal	1.52%	1.06%	1.46%	1.19%

	December 31, 2015
		REAL	CONSUMER AND
	COMMERCIAL	ESTATE	CREDIT CARDS	TOTAL
Impaired Loans and Troubled Debt Restructurings:
Allowance for loans and lease losses	$403,000	$75,000	$105,000	$583,000
Unpaid principal	$420,000	$723,000	$137,000	$1,280,000
Allowance as a percentage of unpaid principal	95.95%	10.37%	76.64%	45.55%
Collectively Evaluated for Impairment:
Allowance for loans and lease losses	$1,080,465	$4,359,601	$1,349,528	$6,789,594
Unpaid principal	$95,215,385	$425,530,580	$96,593,107	$617,339,072
Allowance as a percentage of unpaid principal	1.13%	1.02%	1.40%	1.10%
Total:
Allowance for loans and lease losses	$1,483,465	$4,434,601	$1,454,528	$7,372,594
Unpaid principal	$95,635,385	$426,253,580	$96,730,107	$618,619,072
Allowance as a percentage of unpaid principal	1.55%	1.04%	1.50%	1.19%

During 2016 and 2015, the Bank originated mortgage loans that were designated for sale. The principal amount of sold loans approximated $25,054,000 and $20,250,000, respectively, resulting in origination income of approximately $761,000 and $677,000 for the years presented, respectively. All loans were sold “without recourse”. At December 31, 2016 and 2015, the

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Bank had loans held for sale of approximately $624,000 and $1,816,000 respectively; loans held for sale are carried at fair value, which approximates their carrying value.

Approximate loan maturities of the loan portfolio are as follows:

	2016	2015
Within one year	$183,120,000	$161,345,000
After one through five years	418,252,000	412,037,000
After five years	40,921,000	49,135,000
TOTAL	$642,293,000	$622,517,000

NOTE 4 - OTHER REAL ESTATE

Other real estate consisted of the properties acquired in settlement of loans:

	2016	2015
Non-residential	$55,200	$35,000
Residential	208,200	—
TOTAL	$263,400	$35,000

During the years presented, there were no significant investments in mortgage loans secured by residential real estate properties where formal foreclosure procedures were in process at year end.

NOTE 5 - BANK PREMISES AND EQUIPMENT

Major classifications of these assets are summarized as follows:

	2016	2015	USEFUL LIVES IN YEARS
Land	$3,613,104	$3,613,105	N/A
Building	19,967,451	19,623,086	5 - 40
Furniture and equipment	15,104,618	14,804,627	3 -10
Automobiles	49,993	49,993	3
Work in Progress	—	149,895	N/A
	38,735,166	38,240,706
Accumulated depreciation	(23,983,034)	(22,672,053)
	$14,752,132	$15,568,653

Depreciation expense amounted to $1,310,981 in 2016 and $1,376,465 in 2015.

NOTE 6 - TIME DEPOSITS

The aggregate amount of time deposits issued in denominations that meet or exceed the FDIC insurance limit of $250,000 totaled approximately $34,544,000 and $34,708,000 at December 31, 2016 and 2015, respectively.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Total time deposits and their approximate remaining maturities are as follows:

	December 31,
	2016	2015
Three months or less	$37,149,000	$39,635,000
Over three months through twelve months	67,214,000	65,528,000
Over one year through three years	21,833,000	22,476,000
Over three years	12,525,000	12,964,000
	$138,721,000	$140,603,000

NOTE 7 - OTHER BORROWINGS AND LINES OF CREDIT

The Bank has lines of credit with certain correspondent banks for the purchase of federal funds. Under these agreements, the Bank may purchase up to $15,000,000 on an unsecured basis. These lines may be cancelled at any time at the discretion of the respective correspondent and are payable in full the following business day. There were no purchases of federal funds against these lines as of December 31, 2016 and 2015.
The Bank became a member of the Federal Home Loan Bank (FHLB) through stock purchase during 2000. As a member, the Bank has a line of credit through the FHLB. Under this line of credit the Bank may borrow up to approximately $273,000,000 on a secured basis. The Bank had no funds drawn against this line as of December 31, 2016 and 2015, respectively.

NOTE 8 - FEDERAL INCOME TAXES

The provision for Federal income taxes from operations for the year ended consists of the following:

	2016	2015
Current tax expense	$5,587,928	$5,342,446
Deferred tax expense	(144,329)	(44,646)
	$5,443,599	$5,297,800

The following reconciliation provides an analysis of the reasons for the variation between income tax expense allocated to operations and the expected provision on pretax income for the year ended:

	2016	2015
Expected tax provision on pretax income	$5,958,093	$5,790,985
Effect of Permanent Differences:
Tax-exempt interest income	(577,203)	(594,523)
Nondeductible expenses	59,530	56,806
Other, net	3,179	44,532
	$5,443,599	$5,297,800

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The tax effects of the application of a 34% statutory rate on the following temporary differences which gave rise to the approximate net deferred tax asset (liability) are as follows at December 31, 2016 and 2015:

	2016	2015
Financial basis of securities in excess of tax basis	$(146,000)	$(154,000)
Tax basis of loans in excess of financial basis	2,982,000	2,913,000
Financial basis of fixed assets in excess of tax basis	(632,000)	(717,000)
Financial basis of other assets in excess of tax basis	69,000	37,000
Financial basis of accrued expenses in excess of financial basis	64,000	87,000
Unrealized net holding (gain) loss on securities available for sale	187,000	(617,000)
Other miscellaneous	36,000	72,000
	$2,560,000	$1,621,000

NOTE 9 - EMPLOYEE BENEFIT PLANS

Retirement Plans
The Bank has a defined-contribution plan for its employees. The plan allows for participation upon the employee’s completion of one (1) year of service and having attained the age of twenty-one (21). Under this plan, the Bank must match 100% of the respective participating employee’s deferred compensation up to the first 3% and 50% of the next 3%. Nondiscretionary Safe-Harbor contributions of 3.5% of participant’s salary must be made to the plan on behalf of the participant, exclusive of the compensation matching. The Bank’s retirement plan expenses approximated $762,000 and $795,000 for 2016 and 2015, respectively.
Deferred Compensation Plan
The Bank has deferred compensation agreements with certain directors of the former subsidiary First State Bank of Jasper. The deferred compensation is distributable in cash after retirement over a period of ten (10) years certain. In the event of death before retirement, the participant’s beneficiary will receive an income benefit for ten (10) years certain. These agreements are not “qualified plans” under the Internal Revenue Code of 1986 and, therefore, tax deductions are allowed only when benefits are paid.
At December 31, 2016 and 2015, respectively, a deferred compensation liability of approximately $15,000 and $32,000 was included in other liabilities in the accompanying consolidated balance sheet. Since the directors covered by the plan have retired, the plan is in full payout mode, and no deferred compensation expense was required to be recorded for the years presented.

NOTE 10 - RELATED PARTIES

At December 31, 2016 and 2015, the aggregate amount of loans owed to the Bank by directors and executive officers of the Bank and by directors, executive officers, and principal stockholders of Diboll, and their related entities totaled approximately $4,298,000 and $3,987,000, respectively. At December 31, 2016 and 2015, the amount of deposits held by the Bank for these parties totaled approximately $24,614,000 and $28,348,000, respectively. All of the transactions entered into between the Bank and these parties were made on substantially the same terms and conditions as those prevailing at the time for comparable transactions with other parties.

NOTE 11 - COMMITMENTS AND CONTINGENT LIABILITIES

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of customers. These financial instruments include commitments to extend credit, and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position. The contract amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for on-balance-sheet instruments.

At December 31, 2016 and 2015, the Bank had the following financial instruments whose approximate contract amounts represent credit risk:

	2016	2015
Commitments to extend credit	$77,266,000	$72,568,000
Standby letters of credit	9,300,000	9,309,000
Commitments to extend credit on credit card loans	—	11,928,000
	$86,566,000	$93,805,000

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the customer. Collateral held varies but largely consists of real estate, deposits and inventory. Credit card loan commitments are unsecured.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held for the standby letters of credit primarily consists of deposits; however, some letters of credit are unsecured.

NOTE 12 - STOCK BASED COMPENSATION

The stockholders of Diboll have approved employee stock option plans which provide for the granting of qualified incentive stock options to key employees of Diboll and the Bank. The period of time over which options may be exercised is ten years from the date of grant for each option agreement. The purchase price of each option is determined at the date of grant, but cannot be less than 100% of fair market value. In the case of incentive stock options granted to an existing holder of 10% or more of common stock, the option price cannot be less than 110% of fair market value. Options vest on a graduated scale and are fully vested in the fourth year.

As mentioned in the accounting policies in Note 1, Diboll utilizes the fair value recognition provisions of professional accounting standards to account for compensation cost associated with option awards.

The fair value of each option award is estimated on the date of grant using the Black-Scholes option valuation model that uses the assumptions noted in the following table. Volatility is based on changes observed in the price of the stock as it has been internally-traded as well as changes observed in price/earnings ratios and multiples of regional banks that have been sold in recent years. The expected term of options granted is based on historical data regarding time frames that options have been outstanding. Expected dividends are based on historical data of dividends declared in recent years. The risk-free rate is based on the yield of 10-year Treasury notes as of the date of grant.

Volatility	30%
Expected dividends	$5.00
Expected term (in years)	7 - 10
Risk-free rate	1.75% - 5.14%

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of option activity under the plans as of December 31, 2016, and changes during the year then ended is presented below:

OPTIONS	NUMBER OF SHARES	WEIGHTED-AVERAGE EXERCISE PRICE	WEIGHTED-AVERAGE REMAINING CONTRACTUAL TERM	AGGREGATE IINTRINSIC VALUE
Outstanding at January 1, 2016	19,212	$116.97
Granted	8,550	$150.00
Exercised	(3,258)	$111.60
Forfeited or expired	(1,375)	$105.18
Outstanding at December 31, 2016	23,129	$130.64	6 years	$494,000
Exercisable at December 31, 2016	13,498	$119.28	6 years	$442,000

The total intrinsic value of options exercised during the year ended December 31, 2016 was approximately $132,000.
As of December 31, 2016, there were 9,631 non-vested shares under option with a weighted-average grant-date fair value of $41.03 per option, and there was approximately $395,000 of unrecognized compensation cost related to non-vested shares. That cost is expected to be recognized over the next 2 years.
Total compensation cost related to the stock option plans for the years ended December 31, 2016 and 2015 was approximately $176,000 and $119,000, with approximately $62,000 and $40,000 of deferred Federal income tax benefit recognized, respectively.
During 2016 and 2015, total cash received from options exercised approximated $364,000 and $353,000.

NOTE 13 - SURPLUS RESTRICTIONS AND REGULATORY MATTERS

Diboll is subject to the dividend restrictions set forth by the Federal Reserve System. Under such restrictions, Diboll may not, without prior approval of the Federal Reserve System, declare dividends in excess of the sum of current year’s retained earnings (as defined) plus the retained earnings (as defined) from the prior two years. This amount is also limited based on the regulatory capital requirement. The dividends, as of December 31, 2016, that Diboll could declare, without the approval of the Federal Reserve System, amounted to approximately $17,919,000.
Diboll (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that, if undertaken, could have a direct material effect on Diboll’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Diboll and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.
Quantitative measures established by regulation to ensure capital adequacy requires the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2016, the Bank meets all capital adequacy requirements to which it is subject.
As of December 31, 2016 and 2015, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized minimum total risk-based, Tier I risk based and Tier I leverage ratios as set forth in the table must be maintained. There are no conditions or events since that notification that management believes have changed the Bank’s categories.
Actual capital amounts and ratios are presented in the table for the Bank (in thousands). Bank only amounts and percentages are presented as they do not differ materially from bank holding company amounts and percentages.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

					TO BE WELL
					CAPITALIZED UNDER
			FOR CAPITAL		PROMPT CORRECTIVE
	ACTUAL		ADEQUACY PURPOSES		ACTION PROVISIONS
	AMOUNT	RATIO	AMOUNT	RATIO	AMOUNT	RATIO
As of December 31, 2016:
Total Risk-Based Capital (to risk weighted assets)	$99,348,000	14.13%	$56,255,000	>8.0%	$70,319,000	>10.0%
Tier I Capital (to Risk Weighted Assets)	$91,494,000	13.01%	$42,191,000	>6.0%	$56,255,000	>8.0%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	$91,494,000	13.01%	31,643,000	>4.5%	45,707,000	>6.5%
Tier I Capital (to Average Assets)	$91,494,000	9.17%	$39,915,000	>4.0%	$49,894,000	>5.0%
As of December 31, 2015:
Total Risk-Based Capital (to risk weighted assets)	$92,361,000	13.48%	$54,809,000	>8.0%	$68,512,000	>10.0%
Tier I Capital (to Risk Weighted Assets)	$84,792,000	12.38%	$41,107,000	>6.0%	$54,809,000	>8.0%
Common Equity Tier 1 Capital (to Risk Weighted Assets)	$84,792,000	12.38%	30,830,000	>4.5%	44,533,000	>6.5%
Tier I Capital (to Average Assets)	$84,792,000	8.86%	$38,273,000	>4.0%	$47,842,000	>5.0%

NOTE 14 - TRUST ASSETS
Trust assets and other property (except cash deposits), held by the Bank in agency or other fiduciary capacities for its customers are not included in the financial statements since they are not assets of the Bank. Market value of the trust assets at December 31, 2016 and 2015, respectively, was approximately $883,850,000 and $773,278,000.

NOTE 15 - CONCENTRATION OF CREDIT RISK
The Bank grants agribusiness, commercial, consumer and residential loans to customers located in the eastern region of Texas. Although the Bank has a diversified loan portfolio, its debtors’ ability to honor their contracts is primarily dependent upon the economy of this region.

NOTE 16 - FINANCIAL INSTRUMENTS
Professional accounting standards require disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition.
FASB ASC 820, Fair Value Measurements and Disclosures, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Under this guidance, fair value measurements are not adjusted for transaction costs. This guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under this guidance are described below:
Level 1 Valuations for assets and liabilities traded in active exchange markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.
Level 2 Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third party pricing services for identical or comparable assets or liabilities which use observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in active markets that

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Professional accounting standards exclude all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying consolidated value of Diboll and the Bank.

The following methods and assumptions were used in estimating fair value disclosures for those financial instruments for which it was practical to estimate that value:

Cash and Due From Banks, and Federal Funds Sold

For these financial instruments, the carrying amount is a reasonable estimate of fair value (Level 1).

Investment Securities

For securities held as investments, fair value is based on quoted market prices, where available (Level 1). If a quoted market price is not available, fair value is estimated based on discounted cash flow analysis using observable inputs (Level 2).

Federal Home Loan Bank Stock

No ready market exists for Federal Home Loan Bank (“FHLB”) stock. Investment is required to be a member of the Federal Home Loan Bank system. This stock can be redeemed at cost should the requirements be reduced; therefore, cost is used as fair value for this purpose.

Loans

For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality (Level 2). Loan fair value estimates include judgment regarding future expected loss experience and risk characteristics.

Deposits

The fair values disclosed for noninterest-bearing demand deposits, savings, and interest-bearing demand deposits are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits (Level 2).

Accrued Interest Receivable and Accrued Interest Payable

For these financial instruments, the carrying amount is a reasonable estimate of fair value.

Off-Balance-Sheet Financial Instruments

Fair values for commitments to extend credit and letters of credit are estimated based upon rates currently in effect at the balance sheet date.

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The estimated fair values of the consolidated financial instruments at December 31, 2016 are as follows:

	APPROXIMATE
	CARRYING	APPROXIMATE
	AMOUNT	FAIR VALUE
Financial Assets:
Cash, due from banks, and federal funds sold	$52,366,000	$52,366,000
Investment securities	265,828,000	265,828,000
FHLB	394,000	394,000
Loans, less allowance for loan losses	634,662,000	636,280,000
Accrued interest receivable	3,441,000	3,441,000
	$956,691,000	$958,309,000
Financial Liabilities:
Deposits	$879,060,000	$879,502,000
Accrued interest payable	108,000	108,000
	$879,168,000	$879,610,000
Off-Balance-Sheet:
Commitments to extend credit	$86,566,000	$86,566,000

The estimated fair values of the consolidated financial instruments at December 31, 2015 are as follows:

	APPROXIMATE
	CARRYING	APPROXIMATE
	AMOUNT	FAIR VALUE
Financial Assets:
Cash, due from banks, and federal funds sold	$77,990,000	$77,990,000
Investment securities	257,802,000	257,802,000
FHLB	369,000	369,000
Loans, less allowance for loan losses	615,145,000	633,263,000
Accrued interest receivable	3,325,000	3,325,000
	$954,631,000	$972,749,000
Financial Liabilities:
Deposits	$881,013,000	$881,443,000
Accrued interest payable	107,000	107,000
	$881,120,000	$881,550,000
Off-Balance-Sheet:
Commitments to extend credit	$93,805,000	$93,805,000

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Fair values of assets and liabilities presented on the consolidated balance sheets measured on a recurring basis at December 31, 2016 and 2015 are as follows:

		FAIR VALUE MEASUREMENTS AT REPORTING DATE USING
		QUOTED PRICES
		IN ACTIVE
		MARKETS FOR	SIGNIFICANT
		IDENTICAL	OTHER	SIGNIFICANT
		ASSETS/	OBSERVABLE	UNOBSERVABLE
	FAIR	LIABILITIES	INPUTS	INPUTS
	VALUE	(LEVEL 1)	(LEVEL 2)	(LEVEL 3)
December 31, 2016:
Obligations of U.S. government agencies	$166,246,771	$—	$166,246,771	$—
Obligations of states and political subdivisions	87,231,109	—	87,231,109	—
Mortgage-backed and other securities	12,350,128	—	12,350,128	—
Available-for-sale securities	$265,828,008	$—	$265,828,008	$—
December 31, 2015:
Obligations of U.S. government agencies	$156,197,043	$—	$156,197,043	$—
Obligations of states and political subdivisions	89,684,640	—	89,684,640	—
Mortgage-backed and other securities	11,920,005	—	11,920,005	—
Available-for-sale securities	$257,801,688	$—	$257,801,688	$—

For each major category of assets and liabilities presented on the consolidated balance sheets measured at fair value on a nonrecurring basis during the period are presented as follows:

		FAIR VALUE MEASUREMENTS USING
		QUOTED	SIGNIFICANT
		PRICES IN ACTIVE	OTHER	SIGNIFICANT
	YEAR	MARKETS FOR	OBSERVABLE	UNOBSERVABLE	TOTAL
	END	IDENTICAL ASSETS	INPUTS	INPUTS	GAINS
DESCRIPTION	VALUE	(LEVEL 1)	(LEVEL 2)	(LEVEL 3)	(LOSSES)
December 31, 2016:
Other real estate owned	$263,400	$—	$263,400	$—	$—
Goodwill	$7,334,165	$—	$7,334,165	$—	$—
Impaired Loans	$4,299,000	$—	$4,299,000	$—	$—

December 31, 2015:
Other real estate owned	$35,000	$—	$35,000	$—	$—
Goodwill	$7,334,165	$—	$7,334,165	$—	$—
Impaired Loans	$1,280,000	$—	$1,280,000	$—	$—

Fair market values of goodwill and other real estate owned are determined on a nonrecurring basis in order to determine if any impairment exists at December 31, 2016 and 2015. In order to estimate the fair values of these assets the bank uses observable inputs such as values of similar entities (goodwill) and tax appraisal values and estimated selling prices for other real estate owned.

NOTE 17 - RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve

DIBOLL STATE BANCSHARES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

at December 31, 2016 was approximately $2,632,000.

NOTE 18 - SUBSEQUENT EVENTS
Management has evaluated subsequent events through February 24, 2017, the date the financial statements were available to be issued, and there have been no material events that would require recognition in the 2016 consolidated financial statements or disclosure in the notes to the consolidated financial statements.